Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this registration statement on Form SB-2 of our report, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, dated September 7, 2004, on our audit of the financial statements of Riverside Therapeutics, Inc. as of August 31, 2004 and for the period from May 6, 2004 (date of inception) to August 31, 2004. We also consent to the reference to our Firm under the caption “Experts.”

/s/ J.H. Cohn LLP

Roseland, New Jersey
September 29, 2004